UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300, New York, New York		10176

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On December 15, 2008, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to fiscal year 2008 and the fourth quarter of fiscal year 2008. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference. A copy of the slides to be presented at the web cast and discussed in the conference call relating to such financial results on December 16, 2008 is being furnished as Exhibit 99.2 to this Form 8-K.
Item 8.01. Other Events.
On December 12, 2008, the Board of Directors of the Company declared a quarterly dividend of $0.13 per share, payable on February 2, 2009 to stockholders of record on January 8, 2009. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.1, which is incorporated into this item by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated December 15, 2008, announcing financial results related to fiscal year 2008 and the fourth quarter of fiscal year 2008 and the declaration of a dividend.

99.2	Slides of ABM Industries Incorporated, dated December 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 15, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
99.1	Press Release issued by ABM Industries Incorporated, dated December 15, 2008, announcing financial results related to fiscal year 2008 and the fourth quarter of fiscal year 2008 and the declaration of a dividend.

99.2	Slides of ABM Industries Incorporated, dated December 16, 2008.